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                                                                      EXHIBIT 99

                                REVOCABLE PROXY
                           ILLINOIS ONE BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                            , 1998

The undersigned, a shareholder of ILLINOIS ONE BANCORP, INC. ("IOBI") hereby
constitutes and appoints               and               and each of them acting
individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the
Special Meeting of Shareholders of IOBI to be held on               , 1998 at
11:00a.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement.

1.         A proposal to approve an Agreement and
           Plan of Merger between IOBI and National
           City Bancshares,Inc., as more fully
           described in the accompanying Proxy            For      Against    Abstain
           Statement/Prospectus.                          / /        / /        / /

2.         To transact such other business as may
           properly come before the meeting.

    If not otherwise specified, the shares will be voted FOR Proposal 1. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the Proxy
Statement/Prospectus furnished herewith.

    In the event proxies representing a sufficient number of shares voting to approve the Agreement and Plan of Merger are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

Please be sure to sign and date this Proxy below.      Date               , 1998

          (Shareholder sign above)                     Co-holder (if any) sign above

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

                              PLEASE ACT PROMPTLY
                     SIGN, DATE& MAIL YOUR PROXY CARD TODAY